Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES SECOND QUARTER 2026 RESULTS

Houston, August 11, 2026 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions, today announced financial results for the second quarter ended June 30, 2026.

SECOND QUARTER 2026 HIGHLIGHTS

●	Revenues of $11.9 million; Net loss of ($4.6) million; Adjusted EBITDA of $0.1 million
●	71% year-over-year revenue growth from aerospace customers
●	Cash flow from operations of $7.1 million, including $5.0 million of advance payments from customers
●	$18.9 million of total available liquidity as of June 30, 2026
●

Executed a new contract for behind-the-meter LNG power generation at an additional U.S. data center, with service expected to commence in Q3 2026; the Company expects this contract will contribute to improved financial performance during the second half of 2026

●	Significant capital investment and pre-commissioning work underway for previously announced behind-the-meter LNG power generation at a U.S. data center, commencing Q1 2027

MANAGEMENT COMMENTARY

“Momentum is building across our business as we prepare for the early-2027 launch of our largest customer contract to date, a multi-year agreement to supply LNG for behind-the-meter power generation at a U.S. data center,” stated Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “Our second-quarter results were in line with our expectations, and demand recovered from the first-quarter low, led by 71% year-over-year growth in revenues from aerospace customers.”

“We also made strong commercial progress during the quarter, including securing a six-month LNG supply agreement for commissioning of an additional U.S. data center, with service expected to begin in the third quarter of 2026,” continued Crenshaw. “Together with continued demand growth in aerospace, this contract gives us visibility to improving financial performance through the balance of 2026, with second-half revenues expected to increase by over 50% compared to the first half of the year. As we prepare for the launch of our multi-year data center contract in early 2027, we are also pursuing additional opportunities to supply LNG for data center power generation. On the marine side, we made progress on our longer-term Gulf Coast strategy, receiving a U.S. Coast Guard Letter of Recommendation on the Waterway Suitability Assessment for our proposed Galveston LNG facility, which remains in development. We believe this will be the fastest to market, lowest cost per gallon dedicated LNG bunkering facility on the Gulf Coast.

“We view 2026 as a transition year, with the business having troughed in the first quarter and building through the second half, setting the stage for sustainable growth in 2027. Looking ahead, we are well positioned to capitalize on growing demand across our key end-markets, and we expect 2027 to be a record year for Stabilis, with revenues expected to ramp to well over $100 million for the full year,” concluded Crenshaw.

FINANCIAL PERFORMANCE SUMMARY

Revenue for the second quarter of 2026 was $11.9 million, a decrease of 31.2% compared to the second quarter of 2025. The decrease in revenue compared to the prior year period was primarily attributable to the completion of large contracts in the marine and power generation sectors in Q4 of 2025, partly offset by continued growth in aerospace and industrial sector volumes.

Net loss for the second quarter of 2026 was ($4.6) million, or ($0.25) per diluted share, compared to a loss of ($0.6) million or ($0.03) per diluted share, in the second quarter of 2025. When compared to the prior year period, net loss reflects lower revenues and $2.9 million in vessel charter expenses associated with a marine vessel charter that was terminated late in the second quarter, partly offset by a $0.6 million decrease in selling, general and administrative expenses. The charter had been entered into in anticipation of a customer commitment that did not materialize, and was terminated accordingly. With the charter now terminated, the Company does not expect any further impact to earnings from this vessel charter beyond the second quarter.

Cash flow from operations was $7.1 million for the second quarter of 2026, compared to $4.5 million in the second quarter of last year, primarily reflecting $5.0 million in advance payments from a customer associated with a contract expected to begin in early 2027. Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2026 was $0.1 million, compared to $1.5 million, in the year ago quarter. The decrease in Adjusted EBITDA year-over-year is primarily attributable to the completion of the two large multi-year contracts during the fourth quarter of 2025.

SECOND QUARTER 2026 CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Wednesday August 12, 2026, at 9:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-579-2543
International Live:	785-424-1789
Conference ID:	SLNGQ226

To listen to a replay of the teleconference, which will be available through August 19, 2026:

Domestic Live:	800-839-6798
International Live:	402-220-6055

ABOUT STABILIS SOLUTIONS

Stabilis Solutions is a leading provider of clean fueling, production, storage, and last mile delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential”, “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, availability, timing and terms of financing, ability to achieve the conditions precedent to the marine bunkering and other agreements, ability to achieve additional offtake necessary for FID for the planned LNG liquefaction facility and other commercial contracts, construction delays or cost overruns, regulatory or other legal impediments, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2026 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Revenues:
Revenues	$11,916	$10,379	$17,309	$22,295	$34,647
Operating expenses:
Cost of revenues	9,569	8,521	12,724	18,090	25,512
Time charter expense	2,851	1,491	—	4,342	—
Change in unrealized (gain) loss on natural gas derivatives	—	—	60	—	(24)
Selling, general and administrative expenses	2,501	2,796	3,131	5,297	8,064
Gain from disposal of fixed assets	—	—	—	—	(103)
Impairment	—	71	—	71	—
Depreciation expense	1,777	1,785	1,860	3,562	3,727
Total operating expenses	16,698	14,664	17,775	31,362	37,176
Loss from operations before equity income	(4,782)	(4,285)	(466)	(9,067)	(2,529)
Net equity income from foreign joint venture operations	215	227	50	442	418
Loss from operations	(4,567)	(4,058)	(416)	(8,625)	(2,111)
Other income (expense):
Interest income, net	116	25	24	141	45
Other expense, net	(37)	(37)	(24)	(74)	(36)
Total other income (expense)	79	(12)	—	67	9
Net loss before income tax expense	(4,488)	(4,070)	(416)	(8,558)	(2,102)
Income tax expense	149	6	197	155	109
Net loss	$(4,637)	$(4,076)	$(613)	$(8,713)	$(2,211)

Net loss per common share:
Basic and diluted per common share	$(0.25)	$(0.22)	$(0.03)	$(0.47)	$(0.12)

EBITDA	$(2,827)	$(2,310)	$1,420	$(5,137)	$1,580
Adjusted EBITDA	$98	$(672)	$1,480	$(574)	$3,549

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$4,535	$7,459
Restricted cash and cash equivalents	14,317	—
Accounts receivable, net	3,360	3,130
Inventories, net	360	342
Prepaid expenses and other current assets	1,344	1,976
Total current assets	23,916	12,907
Property, plant and equipment:
Cost	133,751	125,613
Less accumulated depreciation	(75,270)	(72,666)
Property, plant and equipment, net	58,481	52,947
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,528	11,946
Right-of-use assets and other noncurrent assets	1,113	996
Total assets	$99,352	$83,110
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,081	$4,750
Accrued liabilities	3,611	2,858
Current portion of long-term notes payable	1,418	1,931
Deferred revenue, current	680	1
Current portion of finance and operating lease obligations	221	417
Total current liabilities	15,011	9,957
Long-term notes payable, net of current portion and debt issuance costs	6,064	5,755
Deferred revenue, noncurrent	19,320	—
Long-term portion of operating lease obligations	521	726
Total liabilities	40,916	16,438
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,596,301 and 18,596,301 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	19	19
Additional paid-in capital	103,644	103,644
Accumulated other comprehensive income	487	10
Accumulated deficit	(45,714)	(37,001)
Total stockholders’ equity	58,436	66,672
Total liabilities and stockholders’ equity	$99,352	$83,110

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(4,637)	$(4,076)	$(613)	$(8,713)	$(2,211)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,777	1,785	1,860	3,562	3,727
Stock-based compensation expense	—	—	—	—	447
Provision for credit losses	—	—	106	—	113
Gain on disposal of assets	—	—	—	—	(103)
Income from equity investment in joint venture	(258)	(267)	(120)	(525)	(537)
Distributions from equity investment in joint venture	1,406	—	1,637	1,406	1,637
Impairment	—	71	—	71	—
Non-cash time charter cancellation	572	—	—	572	—
Amortization of debt issuance cost	27	27	—	54	48
Cash settlements from natural gas derivatives, net	—	—	76	—	239
Realized and unrealized gains on natural gas derivatives, net	—	—	225	—	141
Changes in operating assets and liabilities:
Accounts receivable	618	(848)	205	(230)	1,745
Prepaid expenses and other current assets	215	458	213	673	636
Accounts payable and accrued liabilities	2,810	398	898	3,208	(331)
Deferred revenue	5,000	15,000	—	20,000	—
Other	(461)	(131)	28	(592)	(11)
Net cash provided by operating activities	7,069	12,417	4,515	19,486	5,540
Cash flows from investing activities:
Acquisition of fixed assets	(2,293)	(5,268)	(635)	(7,561)	(1,122)
Proceeds from sale of fixed assets	—	—	—	—	211
Net cash used in investing activities	(2,293)	(5,268)	(635)	(7,561)	(911)
Cash flows from financing activities:
Proceeds received from borrowings on notes payable	1,000	—	—	1,000	—
Payments on short- and long-term notes payable and finance leases	(630)	(805)	(680)	(1,435)	(1,351)
Payment of debt issuance costs	(15)	(84)	—	(99)	(42)
Employee tax payments from stock-based withholding	—	—	—	—	(17)
Net cash used in financing activities	355	(889)	(680)	(534)	(1,410)
Effect of exchange rate changes on cash	3	(1)	17	2	14
Net increase in cash, cash equivalents and restricted cash and cash equivalents	5,134	6,259	3,217	11,393	3,233
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	13,718	7,459	9,003	7,459	8,987
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$18,852	$13,718	$12,220	$18,852	$12,220

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income (loss) as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net loss	$(4,637)	$(4,076)	$(613)	$(8,713)	$(2,211)
Depreciation	1,777	1,785	1,860	3,562	3,727
Interest income, net	(116)	(25)	(24)	(141)	(45)
Income tax expense	149	6	197	155	109
EBITDA	(2,827)	(2,310)	1,420	(5,137)	1,580
Extraordinary vessel time charter costs, net	2,851	1,491	—	4,342	—
Impairment and other	74	147	—	221	—
Executive severance costs	—	—	—	—	2,096
Gain on disposal of fixed assets or settlement	—	—	—	—	(103)
Change in unrealized loss (gain) on natural gas derivatives	—	—	60	—	(24)
Adjusted EBITDA	$98	$(672)	$1,480	$(574)	$3,549

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com